SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2004

ALLIANT TECHSYSTEMS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10582	41-1672694
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 LINCOLN DRIVE EDINA, MINNESOTA		55436-1097
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

Exhibit No.

Description

99.1	Press release, dated August 9, 2004, announcing proposed offering of convertible senior subordinated notes.
99.2	Press release, dated August 9, 2004, announcing the pricing of $180 million of convertible senior subordinated notes.

Item 9.  Regulation FD Disclosure

On August 9, 2004, Alliant Techsystems Inc. (“ATK”) issued a press release announcing that it intended to offer, subject to market conditions and other factors, $180 million principal amount of convertible senior subordinated notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  ATK also disclosed that it planned to grant to the initial purchaser of the notes an option to purchase up to an additional $20 million principal amount of notes.  A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On August 9, 2004, ATK issued another press release announcing the pricing of its offering of $180 million aggregate principal amount of its 3.00 percent convertible senior subordinated notes due 2024 in a private placement pursuant to Rule 144A under the Securities Act of 1933.  In addition, ATK announced that it had granted the initial purchaser of the notes the option to purchase up to an additional $20 million aggregate principal amount of notes and that it expected the private placement to close on August 13, 2004.  A copy of this press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Eric S. Rangen
Name: Eric S. Rangen
		Title:	Executive Vice President and Chief Financial Officer

Date: August 11, 2004